Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Naked Edge, LLC

Boulder, Colorado

We have audited the accompanying balance sheet of Naked Edge, LLC (the “Company") as of December 31, 2011, and the related statements of operations, shareholders' equity, and cash flows for the period from inception (January 7, 2011) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Naked Edge, LLC as of December 31, 2011 and the results of its operations and its cash flows for the period from inception (January 7, 2011) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying \ financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2, the Company has incurred losses, has had negative operating cash flows since inception, and minimal revenues.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McConnell & Jones, LLP

Houston, Texas

November 6, 2012

The Naked Edge, LLC

Balance Sheet

As of December 31, 2011

Assets

Cash and cash equivalents	205
Total assets	$205

Liabilities and Members' Equity

Members' equity	205
Total members' equity	205

Total liabilities and members' equity	$205

See accompanying notes to the financial statements.

The Naked Edge, LLC

Statement of Operations

Period from January 7, 2011 (Inception) through December 31, 2011

Net revenues	$3,773
Cost of sales	6,866
Gross profit	(3,093)
Operating expenses:
General and administrative	3,659

Total operating expenses	3,659

Operating loss	(6,752)

Net loss	$(6,752)

See accompanying notes to the financial statements.

The Naked Edge, LLC

Statement of Members' Equity

For the Period from January 7, 2011 (Inception)

Through December 31, 2011

Balance at January 7, 2011 (Date of Inception)	$-
Capital Contributions	6,957
Net loss	(6,752)

Balance at December 31, 2011	$205

See accompanying notes to the financial statements.

The Naked Edge, LLC

Statements of Cash Flows

Period from January 7, 2011 (Inception) through December 31, 2011

Cash flows from operating activities:
Net loss	$(6,752)
Net cash used in operating activities	(6,752)

Cash flows from financing activities:
Member contributions	6,957
Net cash provided by financing activities	6,957

Change in cash and cash equivalents	205

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$205

See accompanying notes to the financial statements.

THE NAKED EDGE, LLC

 NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 7, 2011(INCEPTION) THROUGH DECEMBER 31, 2011

NOTE 1 – BACKGROUND AND BASIS OF PRESENTATION

The Naked Edge, LLC (“the Company”) is a Colorado Limited Liability Company organized on January 7, 2011.  Naked Edge has a principal business objective of creating, manufacturing, distributing and marketing Veggie Go’s, an organic fruit and vegetable snack.  Veggie Go’s are produced with organic ingredients and contain no added sugar or preservatives. Naked Edge produces Veggie Go’s at its leased facility in Boulder, Colorado.  See note 7 discussing subsequent sale of 50% of the voting rights of Naked Edge.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming Naked Edge will continue as a going concern.  Naked Edge has incurred losses from continuing operations and operational cash outflows since inception.   Naked Edge’s ability to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance, as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control. If Naked Edge fails to generate sufficient cash from operations, it will need to raise additional equity or borrow additional funds to achieve its objectives. There can be no assurance that Naked Edge will generate sufficient revenues or that equity or borrowings will be available or, if available, will be at rates or prices acceptable to Naked Edge. These conditions raise substantial doubt about Naked Edge’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000.  Deposits with these banks may exceed the amount of insurance provided on such deposits.

Limited liability Company

The Company is a Limited Liability Company. This type of organization provides that the partner is not personally liable for any acts, debts, or liabilities beyond the partners’ capital contributions.

Income Taxes

The Company is a Limited Liability Company which is treated as a “pass-through entity” for income tax purposes. Accordingly, the Company has not recognized any effects of income taxes in the accompanying financial statements.

The Company has adopted FASB ASC 740-10, Accounting for Uncertainty in Income Taxes. This requires a more likely-than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in the Company’s tax return. Management believes the tax positions taken on the Company’s income tax returns are appropriate. To the extent that the Company management’s assessment of such tax positions changes, the change will be reflected on tax returns in the period in which the determination is made. At December 31, 2011 the Company did not have any unrecognized tax benefits. The Company will be subject to U.S. Federal and state and local income tax examinations by tax authorities for all tax years since inception on January 7, 2011.

Revenue recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured.

NOTE 4: RECENTLY ISSUED ACCOUNTING PRONCOUNCEMENTS

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820) (“ASU 2011-04”). This ASU updates certain requirements for measuring fair value and disclosure regarding fair value measurement. This ASU is effective for reporting periods beginning after December 15, 2011. Early adoption is not permitted. The Company’s adoption of ASU 2011-04 on January 1, 2012, is not expected to have an impact on the financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”).  ASU 2011-05 requires companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The provisions of ASU 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company’s adoption of ASU 2009-13 on January 1, 2012, is not expected to have an impact on the financial statements.

NOTE 5 - MEMBERS’ EQUITY

Pursuant to the terms of the Operating Agreement dated January 11, 2011, membership interest was divided equally between its two founding members.  The founding members contributed knowledge and services to the company.  From January 7, 2011 (Inception) through December 31, 2011, the founding members contributed $6,957 to the Company.  During the year ended December 31, 2011, $3,319 of net cash receipts could not be substantiated as Company revenue and as such, was recorded as a capital contribution.

The Company made no distributions to its member from January 7, 2011 (Inception) through December 31, 2011.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of December 31, 2011.

NOTE 7 – SUBSEQUENT EVENT

On August 24, 2012 Mister Goody, Inc. (“Mister Goody”) entered into an LLC Interest Purchase Agreement with Naked Edge. Pursuant to the terms of the agreement, Mister Goody purchased 50% of Naked Edge’s Common Units for $65,000. Mister Goody also received an option to acquire 33.33% of Naked Edge Preferred Units for $85,000 on or before August 24, 2013. The Common Units provide Mister Goody with 50% of the voting rights and 20% of the economic rights of Naked Edge. If the option is exercised, the Preferred Units would provide Mister Goody with an additional 20% of the economic rights of Naked Edge.

In March 2012, the Company entered into a promissory note in the amount of $10,500.  The note has a 5 year term and an annual interest rate of 5% on the unpaid balance.  The monthly payments are $198.15 including interest.

In July 2012, the Company entered into a rent agreement which requires the Company to make monthly rental payments.  The rental agreement expires September 2015 and contains rent escalations and an option to extend the terms for two years.